Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

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Chesapeake Utilities Corporation

We hereby consent to the incorporation by reference in the Registration Statements on S-8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694 and 333-124717) of our reports dated March 10, 2008, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting, and financial statement schedules of Chesapeake Utilities Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Beard Miller Company LLP
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Beard Miller Company LLP
Reading, Pennsylvania
March 10, 2008